UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

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July 24, 2015

1004 Farnam Street, Suite 400

Omaha, Nebraska 68102

(402) 444-1630

Notice of Consent Solicitation

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

CONSENT SOLICITATION MATERIALS FOR THE CONSENT SOLICITATION

EXPIRING ON SEPTEMBER 8, 2015

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To the Limited Partners and Beneficial Unit Certificate Holders of America First Multifamily Investors, L.P.:

This communication is being furnished to the limited partners and beneficial unit certificate holders, of America First Multifamily Investors, L.P. (collectively, the “unitholders”) as of the close of business on July 17, 2015 (the “Record Date”) in connection with the solicitation of consents of the Unitholders for the following purposes:

1.	To adopt seven proposals by which we would amend and restate the Agreement of Limited Partnership of the Partnership:

1A.	LP Agreement Amendment Proposal 1A

Amendments relating to the revision of the definition of “Tax-Exempt Investments,” and providing the General Partner with express authority to acquire, hold, and invest in securities on behalf of the Partnership other than mortgage investments and tax-exempt investments, including investments that would be taxable for federal income tax purposes, and to make loans to unaffiliated third parties which are fully-secured by real estate.

1B.	LP Agreement Amendment Proposal 1B

Amendments relating to providing the General Partner the express authority to engage in a Unit split or similar transaction, issue Partnership securities in one or more classes or series, issue options, warrants, rights, and other equity instruments relating to Units under employee benefit plans and executive compensation plans, and engage in spin-offs and similar transactions.

1C.	LP Agreement Amendment Proposal 1C

Amendments relating to revising the Partnership’s purpose statement, removing certain automatic dissolution provisions, and expanding the ability of the General Partner to amend the Limited Partnership Agreement and Certificate of Limited Partnership without Unitholder approval.

1D.	LP Agreement Amendment Proposal 1D

Amendment relating to deleting the automatic expiration date of the Partnership and making the term of the Partnership continue indefinitely.

1E.	LP Agreement Amendment Proposal 1E

Amendments relating to revising a number of provisions to remove references to the General Partner owing fiduciary duties to the limited partners and BUC holders.

1F.	LP Agreement Amendment Proposal 1F

Amendments to the Limited Partnership Agreement that are intended to protect the Partnership and its Unitholders from unsolicited acquisition tactics which could be coercive and unfair to Unitholders.

1G.	LP Agreement Amendment Proposal 1G

Amendments relating to clarifying name references to the Partnership, clarifying the fully-paid and non-assessable nature of issued Units, clarifying the General Partner has authority to acquire and hold real property through the foreclosure of a mortgage revenue bond, and making certain other immaterial and ministerial revisions to update and modernize the Limited Partnership Agreement.

2.	To approve and adopt the America First Multifamily Investors, L.P. 2015 Equity Incentive Plan.

The Board of Managers of The Burlington Capital Group LLC, (“Burlington”) the general partner of the General Partner of America First Multifamily Investors, L.P., recommends that you vote “FOR” the approval of each of the LP Agreement Amendment Proposals, and “FOR” the approval of the Incentive Plan Proposal.

If you would like to receive a paper or electronic copy of the consent materials, please see the reverse side for instructions.

UNITHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request consent materials and/or vote. The control number listed above is a unique identifier created for this communication and this communication only. It is not linked to your account number nor can it be used in any other manner other than this proxy.

This communication presents only an overview of the more complete consent materials available to you on the Internet at www.proxyonline.com. No meeting will be held in connection with this consent solicitation. The consent solicitation will expire at, and your consent must be received by, 11:59 p.m. Eastern Daylight Time (EDT) on September 8, 2015. We encourage you to access and review all of the important information contained in the consent materials before voting.

Please go to www.proxyonline.com and enter the control number found in the box above. Once you have logged in you can view/download the letter, consent solicitation statement and consent form, request a copy of the consent materials via e-mail or the U.S. Post Office, and vote your units. You may choose to vote via the internet, by touchtone phone, or print the consent form and mail it in.

Please read the consent materials carefully and vote your units. If you should have any questions about this Notice or the consent materials, please call (800) 591-8250 Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time. Thank you in advance for your participation and for your investment.

By The Board of Managers of Burlington

REQUEST FOR CONSENT MATERIALS

If you would like to receive a paper or electronic copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy using any of the options below. If you wish to receive a paper or electronic copy please make that request on or before August 21, 2015 to allow for timely delivery.

BY INTERNET

Go to www.proxyonline.com and enter the control number found in the box on the upper right hand corner of the reverse side. Once you have logged in you may request a copy of the consent materials to be sent to your email address or to your home, your choice.

You may also elect to receive all future consent and proxy materials from America First Multifamily Investors, L.P. via the U.S. Post Office or e-mail.

BY PHONE

You can request either an electronic copy or hardcopy of the consent materials by calling toll-free (800) 591-8250 and reference the control number listed above. Representatives are available Monday through Friday between the hours of 9:00 a.m. to 10:00 p.m. Eastern Time.

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